Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer

Address:	6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067	6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067

Phone:	(858) 997-6740	(858) 759-6057

August 4, 2009

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR SECOND QUARTER 2009

•	Net Income for the Second Quarter of 2009 Totaled $1.0 million
•	Book Value per Share $24.21

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”) today announced net income for the second quarter 2009 was $1.0 million, or $0.25 per diluted share, compared to second quarter 2008 net income of $1.5 million, or $0.38 per diluted share. The net income results for the second quarter of 2009 are due to the following:

o	$2.5 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$0.1 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$0.6 million of operating expenses at the holding company, $0.4 million of transaction expenses from a merger transaction terminated on June 2, 2009, and income tax expense of $0.6 million.

Mark Ruh, President and Chief Operating Officer, stated, "During the second quarter, White River’s main operating subsidiary, Coastal Credit, continued its excellent performance in an economic environment just beginning to show signs of recovery. Delinquency and charge-off trends were sound for the Coastal Credit portfolio. Coastal Credit’s net charge offs increased slightly during the second quarter, and 30+ day delinquency remained flat at 3.9% at June 30, 2009 compared to 3.9% at March 31, 2009. Coastal Credit’s allowance for loan losses was essentially flat with the allowance for loan losses to total loans at 7.19% at June 30, 2009 compared to 7.24% at March 31, 2009.”

Mr. Ruh continued, “On a consolidated basis, White River posted an excellent operating quarter but net income was reduced by approximately $270,000 due to one-time transaction expenses related to the merger terminated by White River on June 2, 2009.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $98.3 million and this equity value translates into a book value per share of $24.21. On June 30, 2009, UAC portfolio receivables were only $0.3 million. While the UAC subsidiary was a significant contributor to earnings in 2008, its earnings contribution for this quarter and future quarters will be immaterial.”

PROVISION FOR ESTIMATED CREDIT LOSSES

The consolidated provision for estimated credit losses was $2.0 million compared to $1.6 million for the quarters ended June 30, 2009 and 2008, respectively.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for the second quarter 2007 through the second quarter 2009:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Net Charge-offs as a Percent of Finance Receivables (annualized for 1st, 2nd and 3rd quarters)
2nd 2009	$2.1	7.19%	6.95%
1st 2009	$1.9	7.24%	6.79%
4th 2008	$2.8	7.45%	7.69%
3rd 2008	$2.3	7.23%	7.10%
2nd 2008	$1.9	7.02%	6.75%
1st 2008	$1.6	7.02%	6.64%
4th 2007	$3.2	7.04%	7.45%
3rd 2007	$2.0	6.28%	6.27%
2nd 2007	$1.7	5.84%	6.15%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

The recovery at UAC for the second quarter of 2009 was approximately $72,000 compared to a recovery for the second quarter of 2008 of approximately $234,000. This change in recovery reflects the shrinking UAC portfolio and the recovery on the portfolio during liquidation.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	June 30, 2009		December 31, 2008
	$	%	$	%

Finance receivables - gross balance	$111,997		$104,599

Delinquencies:
30-59 days	$1,328	1.2%	$1,452	1.4%
60-89 days	1,001	0.9%	1,269	1.2%
90+ days	2,033	1.8%	1,943	1.9%
Total delinquencies	$4,362	3.9%	$4,664	4.5%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Balance at beginning of period	$7,685	$6,810	$7,560	$6,810
Charge-offs, net of recoveries	(1,899)	(1,729)	(3,699)	(3,338)
Provision for estimated credit losses	2,074	1,854	3,999	3,463

Balance at the end of the period	$7,860	$6,935	$7,860	$6,935

Net charge-offs	$1,899	$1,729	$3,699	$3,338
Finance receivables, net of unearned finance charges	$109,288	$98,852	$109,288	$98,852

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.19%	7.02%	7.19%	7.02%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	6.95%	7.00%	6.77%	6.75%

Allowance for loan losses as a percent of annualized net charge-offs	103.48%	100.27%	106.24%	103.88%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $109.3 million at June 30, 2009.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $0.3 million in non-prime auto receivables, as of June 30, 2009.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2008,
o	its Proxy Statement on Schedule 14A dated April 29, 2009, and
o	its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	June 30, 2009	December 31, 2008

Cash and cash equivalents	$5,950	$6,403
Finance receivables—net	89,426	84,187
Deferred tax assets—net	45,767	46,946
Other assets	928	1,292

TOTAL	$142,071	$138,828

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$42,000	$40,500
Accrued interest	111	165
Creditor notes payable	34	128
Other payables and accrued expenses	1,620	1,949

Total liabilities	43,765	42,742

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 4,061,386 and 4,022,853issued and outstanding at June 30, 2009 and
December 31, 2008, respectively	182,573	182,462
Accumulated other comprehensive income, net of taxes	34	210
Accumulated deficit	(84,301)	(86,586)

Total shareholders’ equity	98,306	96,086

TOTAL	$142,071	$138,828

WHITE RIVER CAPITAL, INC.
Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)
	June 30, 2009	December 31, 2008

Total shareholders’ equity	$98,306	$96,086
Assets	$142,071	$138,828
Shares outstanding	4,061,386	4,022,853

Book value per share	$24.21	$23.89
Equity/ assets	69.2%	69.2%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
INTEREST:
Interest on receivables	$7,729	$7,667	$15,187	$15,737
Accretion and other interest	95	1,765	298	5,330

Total interest income	7,824	9,432	15,485	21,067

Interest expense	(389)	(643)	(769)	(1,475)

Net interest margin	7,435	8,789	14,716	19,592

Provision for estimated credit losses	(2,002)	(1,619)	(3,813)	(2,817)

Net interest margin after provision for estimated credit losses	5,433	7,170	10,903	16,775

OTHER REVENUES (EXPENSES):
Salaries and benefits	(1,951)	(2,349)	(4,071)	(4,643)
Third party servicing expense	(12)	(72)	(25)	(187)
Other operating expenses	(1,825)	(2,279)	(3,229)	(3,689)
Change in fair market valuation of creditor notes payable	44	(2)	45	(47)
Gain from deficiency account sale	4	(1)	166	158
Other expense	(84)	(94)	(137)	(127)

Total other revenues (expenses)	(3,824)	(4,797)	(7,251)	(8,535)

INCOME BEFORE INCOME TAXES	1,609	2,373	3,652	8,240

INCOME TAX EXPENSE	(599)	(880)	(1,368)	(3,021)

NET INCOME	$1,010	$1,493	$2,284	$5,219

NET INCOME PER COMMON SHARE (BASIC)	$0.25	$0.39	$0.56	$1.35

NET INCOME PER COMMON SHARE (DILUTED)	$0.25	$0.38	$0.56	$1.33

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,061,386	3,872,133	4,054,018	3,867,820

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,062,452	3,928,612	4,056,936	3,934,438

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